CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ZeroStack Corp. of our report dated February 27, 2026, relating to the consolidated financial statements of ZeroStack Corp., filed with the Securities and Exchange Commission on June 10, 2026.

We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

June 10, 2026

DAVIDSON & COMPANY LLP	1200 - 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7K 1G6	604 687 0947 davidson-co.com